EXHIBIT 10(iii)(c)
                                                      Page 1 of 4


TO: GROUP PRESIDENT


SUBJECT:  BONUS CONTRACT FOR 1997

The bonus plan applying to you for 1997 is outlined below:

 1.   Should your operating group attain worldwide operating income
      of $________,  you will receive a bonus of    % of your annual
      salary rate in effect on December 31, 1997.

 2a. For each $_________ by which your worldwide operating income exceeds $___________ up to $___________, you will receive __% of your salary. For each $_________ over $___________, you will receive _% of your salary.

 2b. If you achieve a productivity improvement of ___%, you will receive an additional _% of your salary.

 3. If you attain _____% accounts receivable and inventory as a percent of sales, you will receive _% of your salary.
      For each ___% reduction thereafter, you will receive an additional _% of your salary.

 4. You may receive an additional discretionary award of up to __% of your salary. The award will be based upon your individual achievements and the accomplishments of your Group. Your performance related to reengineering of business processes will be a major factor in determining the amount of bonus awarded under this paragraph especially in our company-wide procurement initiative. Any award also will be dependent upon the Company's overall performance.

 5.   The maximum bonus award on the sum of paragraphs (1) and
      (2) will be limited to __% of your salary. The maximum bonus award on paragraph (3) will be __% of salary. The maximum bonus award on paragraph (4) will be __% of salary. The maximum award on the sum of paragraphs (1) through
      (4) will be limited to ___% of salary.

BONUS CONTRACT FOR 1997 - GROUP PRESIDENT

 6. Should the Company achieve or exceed Earnings Per Share of $____, the total bonus percentage earned by you under paragraphs (1) through (5) will be increased in accordance with the following schedule:

               EARNINGS PER
                  SHARE            BONUS % EARNED PAR.1-5
                 ATTAINED                INCREASED BY

                 $____                       10%
                 $____                       15%
                 $____                       20%
                 $____                       25%

7. The maximum bonus award for paragraphs (1) through (6) will be limited to ___% of your annual salary rate in effect on December 31, 1997.

8. Acquisitions, divestitures, changes in assignment, changes in accounting procedures or tax law, abnormal deviations to plan in other income and expenses in your financial income statements, and/or corrections in historical data during 1997 may necessitate pro rata adjustments in the above goals and/or actual operating results. Any such changes will be advised as soon as possible.

9.   The results will be tabulated by the Corporate Controller's
     Office and reflected on Operating Income and Accounts
     Receivable and Inventory Reports.

10. It is the present intention of the Company to decide the amount of bonus for 1997 in February 1998. If the above objectives are not attained, any bonus award made will be at the sole discretion of the Company.

11. The Company will be the final arbiter of interpretation of the above arrangements.


         /S/ J. E. Perrella                  /S/ J. F. Travis
            J. E. Perrella                     J. F. Travis
              Chairman                         Vice Chairman

TO: VICE PRESIDENT


SUBJECT:  BONUS CONTRACT FOR 1997

The bonus plan applying to you for 1997 is outlined below:

 1. Should a net reduction in direct purchase cost of $__________ be attained, you will receive a bonus of __% of your annual salary rate in effect on December 31, 1997.

 2. For each additional $_________ in net reduction in direct purchase cost over $__________, you will receive ___% of your salary.

 3. You will receive a bonus for the average months' supply of inventory on hand for the entire company determined in accordance with the following: For average months' supply of inventory on hand of ___ months, you will receive _% of your salary. For each ___ months' reduction below ___ months, you will receive _% of your salary.

 4. You may receive an additional discretionary award of up to __% of your salary. The award will be based upon your implementing the strategic sourcing process throughout the company, the establishment of the organization structure and the success in gaining the support of the operating divisions and groups.

 5.   The maximum bonus award on the sum of paragraphs (1) and
      (2) will be limited to __% of your salary. The maximum bonus award on paragraph (3) will be __% of salary. The maximum bonus award on paragraph (4) will be __% of salary.
      The maximum award on the sum of paragraphs (1) through (4) will be limited to ___% of salary.

BONUS CONTRACT FOR 1997 - VICE PRESIDENT

6. Should the Company achieve or exceed Earnings Per Share of $____, the total bonus percentage earned by you under paragraphs
      (1) through (5) will be increased in accordance with the following schedule:

               EARNINGS PER
                  SHARE            BONUS % EARNED PAR.1-5
                 ATTAINED                INCREASED BY

                 $____                       10%
                 $____                       15%
                 $____                       20%
                 $____                       25%

 7. The maximum bonus award for paragraphs (1) through (6) will be limited to ___% of your annual salary rate in effect on December 31, 1997.

 8. Acquisitions, divestitures, changes in assignment, changes in accounting procedures or tax law, abnormal deviations to plan in other income and expenses in your financial income statements, and/or corrections in historical data during 1997 may necessitate pro rata adjustments in the above goals and/or actual results. Any such changes will be advised as soon as possible.

 9.  The results will be tabulated by the Corporate Controller's
     Office.

10. It is the present intention of the Company to decide the amount of bonus for 1997 in February 1998. If the above objectives are not attained, any bonus award made will be at the sole discretion of the Company.

11. The Company will be the final arbiter of interpretation of the above arrangements.


         /S/ J. E. Perrella                  /S/ J. F. Travis
            J. E. Perrella                     J. F. Travis
              Chairman                         Vice Chairman